EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS

OPERATIONAL PERFORMANCE FOR NOVEMBER 2003

HOUSTON, Dec. 1, 2003 - Continental Airlines (NYSE: CAL) today reported a record November systemwide mainline load factor of 75.3 percent, 5.5 points above last year's November load factor. In addition, the airline had a record November domestic mainline load factor of 74.7 percent, 4.5 points above November 2002, and a record international mainline load factor of 76.3 percent, 7.2 points above November 2002.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 78.7 percent and a systemwide mainline completion factor of 99.5 percent.

In November 2003, Continental flew 4.7 billion mainline revenue passenger miles

(RPMs) and 6.3 billion mainline available seat miles (ASMs) systemwide, resulting in a traffic increase of 8.7 percent and a capacity increase of 0.7 percent as compared to

November 2002. Domestic mainline traffic was 2.9 billion RPMs in November 2003, up 6.7 percent from November 2002, and domestic mainline capacity was 3.9 billion ASMs, up 0.3 percent from November 2002.

Systemwide November 2003 passenger revenue per available seat mile (RASM) is estimated to have increased between 4.5 and 5.5 percent compared to November 2002. For October 2003, RASM increased 4.4 percent as compared to October 2002.

Continental's regional operations (Continental Express) set a record November load factor of 70.2 percent, 7.1 points above last year's November load factor. Regional

RPMs were 523.6 million and regional ASMs were 745.6 million in November 2003, resulting in a traffic increase of 51.7 percent and a capacity increase of 36.4 percent versus November 2002.

CONTINENTAL AIRLINES REPORTS OPERATIONAL PERFORMANCE

FOR NOVEMBER 2003/Page 3

In November, Continental sold its entire investment in Hotwire, resulting in a net gain of approximately $37 million ($23 million after income taxes).

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2002 10-K and its other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, regulatory matters and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

CONTINENTAL AIRLINES REPORTS OPERATIONAL PERFORMANCE

FOR NOVEMBER 2003/Page 3

PRELIMINARY TRAFFIC RESULTS
NOVEMBER	2003	2002	Change
REVENUE PASSENGER MILES (000)
Domestic	2,911,748	2,729,366	6.7 Percent

International	1,834,240	1,638,384	12.0 Percent
Transatlantic	839,037	713,564	17.6 Percent
Latin America	567,537	549,545	3.3 Percent
Pacific	427,666	375,275	14.0 Percent

Mainline	4,745,988	4,367,750	8.7 Percent

Regional	523,581	345,180	51.7 Percent

AVAILABLE SEAT MILES (000)
Domestic	3,897,664	3,887,299	0.3 Percent

International	2,405,252	2,372,670	1.4 Percent
Transatlantic	1,058,339	977,919	8.2 Percent
Latin America	788,703	817,567	(3.5) Percent
Pacific	558,210	577,185	(3.3) Percent

Mainline	6,302,916	6,259,969	0.7 Percent

Regional	745,618	546,736	36.4 Percent

PASSENGER LOAD FACTOR
Domestic	74.7 Percent	70.2 Percent	4.5 Points

International	76.3 Percent	69.1 Percent	7.2 Points
Transatlantic	79.3 Percent	73.0 Percent	6.3 Points
Latin America	72.0 Percent	67.2 Percent	4.8 Points
Pacific	76.6 Percent	65.0 Percent	11.6 Points

Mainline	75.3 Percent	69.8 Percent	5.5 Points

Regional	70.2 Percent	63.1 Percent	7.1 Points

CARGO REVENUE TON MILES (000)
Total	78,219	82,887	(5.6) Percent

(more)

CONTINENTAL AIRLINES REPORTS OPERATIONAL PERFORMANCE

FOR NOVEMBER 2003/Page 4
YEAR-TO-DATE	2003	2002	Change
REVENUE PASSENGER MILES (000)
Domestic	33,044,331	33,065,200	(0.1) Percent

International	20,939,481	21,454,071	(2.4) Percent
Transatlantic	9,712,792	9,731,025	(0.2) Percent
Latin America	6,945,671	6,837,799	1.6 Percent
Pacific	4,281,018	4,885,247	(12.4) Percent

Mainline	53,983,812	54,519,271	(1.0) Percent

Regional	5,214,041	3,567,616	46.1 Percent

AVAILABLE SEAT MILES (000)
Domestic	43,340,678	44,893,518	(3.5) Percent

International	28,314,734	28,704,166	(1.4) Percent
Transatlantic	12,661,840	12,500,825	1.3 Percent
Latin America	9,465,232	9,610,647	(1.5) Percent
Pacific	6,187,662	6,592,694	(6.1) Percent

Mainline	71,655,412	73,597,684	(2.6) Percent

Regional	7,638,613	5,650,390	35.2 Percent

PASSENGER LOAD FACTOR
Domestic	76.2 Percent	73.7 Percent	2.5 Points

International	74.0 Percent	74.7 Percent	(0.7) Points
Transatlantic	76.7 Percent	77.8 Percent	(1.1) Points
Latin America	73.4 Percent	71.1 Percent	2.3 Points
Pacific	69.2 Percent	74.1 Percent	(4.9) Points

Mainline	75.3 Percent	74.1 Percent	1.2 Points

Regional	68.3 Percent	63.1 Percent	5.2 Points

CARGO REVENUE TON MILES (000)
Total	841,226	834,500	0.8 Percent

(more)

CONTINENTAL AIRLINES REPORTS OPERATIONAL PERFORMANCE

FOR NOVEMBER 2003/Page 5

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
NOVEMBER	2003	2002	Change
On-Time Performance[1]	78.7%	83.6%	(4.9) Points

Completion Factor[2]	99.5%	99.8%	(0.3) Points

YEAR-TO-DATE	2003	2002	Change
On-Time Performance[1]	82.5%	84.1%	(1.6) Points

Completion Factor[2]	99.5%	99.8%	(0.3) Points

October 2003 consolidated breakeven load factor[3]			77.1 Percent

November 2003 estimated year-over-year RASM change			4.5-5.5 Percent

November 2003 estimated average price per gallon of fuel, excluding fuel taxes			86.0 Cents

November 2003 estimated consolidated breakeven load factor[3,4]			77 Percent

November 2003 actual consolidated load factor[5]			74.8 Percent

December 2003 estimated consolidated breakeven load factor[3]			79 Percent

YEAR-OVER-YEAR RASM[6]	2002 vs. 2001	2002 vs. 2000
May	(6.3) Percent	(15.1) Percent
June	(5.5) Percent	(15.5) Percent
July	(4.0) Percent	(13.5) Percent
August	(2.7) Percent	(15.2) Percent
September	10.8 Percent	(17.6) Percent
October	9.3 Percent	(15.7) Percent
November	(1.7) Percent	(18.4) Percent
December	10.1 Percent	(5.7) Percent
	2003 vs. 2002	2003 vs. 2001
January	3.5 Percent	(11.0) Percent
February	(0.4) Percent	(11.3) Percent
March	(11.7) Percent	(17.4) Percent
April	(1.0) Percent	(11.3) Percent
May	2.0 Percent	(4.3) Percent
June	0.3 Percent	(5.2) Percent
July	4.9 Percent	0.7 Percent
August	4.4 Percent	1.5 Percent
September	5.3 Percent	16.7 Percent
October	4.4 Percent	14.1 Percent
November (estimated)	4.5-5.5 Percent	3.0-4.0 Percent

1 Department of Transportation Arrivals within 14 minutes

2 System Mileage Completion Percentage

3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields,

fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at

continental.com in the Investor Relations-Financial/Traffic Releases section.

4 Net gain on sale of investment in Hotwire accounts for approximately 5 percentage points in November 2003.

5 Includes Continental Airlines and Continental Express

6 CAL has been releasing RASM data since May 2001

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